EXHIBIT 5.0



Piper Marbury Rudnick & Wolfe LLP
36 South Charles Street
Baltimore, Maryland 21201-3018
www.piperrudnick.com

PHONE    (410) 539-2530
FAX      (410) 539-0489

                                November 15, 1999





T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to T. Rowe Price Associates, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") registering 400,000 shares of common stock of the Company, par value $0.20 per share (the "Plan Shares"), issuable pursuant to the exercise of stock options granted under the T. Rowe Price Associates, Inc. 1998 Director Stock Option Plan (the "Plan").

         In that capacity, we have examined copies of the charter and by-laws of the Company, the Plan, the proceedings of the Company's Board of Directors relating to the reservation and issuance of the Plan Shares to be issued pursuant to exercise of the options granted under the Plan, and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. We assume that the Company will have at the time of issuance of any Plan Shares at least that number of authorized but unissued shares of common stock of the Company equal to the number of shares to be issued pursuant to exercise of the options granted under the Plan.

         Based upon the foregoing, we are of the opinion that the issuance of the Plan Shares pursuant to exercise of the options granted under the Plan has been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions of the Plan and the options granted thereunder, the Plan Shares will be validly issued, fully paid and non-assessable.

         The opinions set forth herein are limited to matters governed by the laws of the State of Maryland and the Federal Laws of the United States of America, and we express no opinion as to any other laws.

         We hereby consent to the filing of this opinion as Exhibit 5.0 to the Registration Statement.

                                Very truly yours,

                                /s/ Piper Marbury Rudnick & Wolfe LLP



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